Exhibit 99.1

Airvana Reports Third Quarter 2009 Financial Results

Demand for Mobile Broadband Services Drives Outlook for Growth in Fourth Quarter

CHELMSFORD, Mass., October 29, 2009 – Airvana, Inc. (NASDAQ: AIRV), a leading provider of mobile broadband network infrastructure products, today reported financial results for the quarter ended September 27, 2009. Airvana presents both GAAP and non-GAAP financial metrics below because management believes that the combination provides a more complete understanding of the company’s operating performance.

GAAP Financial Highlights

•	Revenue: Total revenue for the third quarter of 2009 was $2.7 million, compared with $8.2 million for the third quarter of 2008. For the first nine months of 2009, total revenue was $16.9 million, compared with $74.9 million for the first nine months of 2008.

•	Net Loss/Income: Net loss for the third quarter of 2009 was $16.9 million, compared with a net loss of $12.4 million for the third quarter of 2008. For the first nine months of 2009, net loss was $38.1 million, compared with a net loss of $3.6 million for the first nine months of 2008.

Non-GAAP Financial Highlights

•	Product and Service Billings (“Billings”): Billings for the third quarter of 2009 were $31.2 million, compared with $43.0 million for the third quarter of 2008. For the first nine months of 2009, Billings would have been $103.3 million, if the Company had included $14.6 million of pre-bankruptcy filing outstanding invoices to Nortel Networks Inc. (“Nortel”) for sales to Nortel prior to Nortel’s Chapter 11 bankruptcy protection filing on January 14, 2009, compared with $107.1 million for the comparable period of 2008.

Airvana has excluded from deferred revenue and Billings a total of $36.4 million of outstanding invoices related to royalties earned prior to Nortel’s bankruptcy filing. Airvana’s collection of these invoices is subject to the consummation of Telefon AB L.M. Ericsson’s acquisition of Nortel’s CDMA business and the assignment of the Airvana contract to Ericsson. Airvana expects the transaction to close in the fourth quarter of 2009. Airvana will continue to account for Nortel receivables as of the date of Nortel’s bankruptcy filing on a cash basis, if and when collected.

•	Operating Profit on Billings: Operating profit on Billings for the third quarter of 2009 was $0.8 million, compared with $14.3 million for the third quarter of 2008. For the first nine months of 2009, Airvana’s operating profit on Billings would have been $15.0 million, if the Company had included $14.6 million of pre-bankruptcy filing invoices to Nortel, compared with $23.7 million for the first nine months of 2008.

A description of Airvana’s revenue-recognition policy is contained in its quarterly report on Form 10-Q and annual report on Form 10-K, each filed with the Securities and Exchange Commission. A description and a reconciliation of the company’s non-GAAP financial measures are included in this press release.

Comments on EV-DO Products

“Airvana’s underlying business remained strong in the third quarter as mobile broadband traffic in operator networks continued its trajectory of strong growth,” said Randy Battat, Airvana’s president and chief executive officer. “As we had expected, some EV-DO upgrade Billings moved out of the third quarter due to Ericsson’s pending acquisition of Nortel’s CDMA business.”

“Looking ahead, we expect continued growth in data traffic, which is increasingly fueled by the growth of smartphones, to drive healthy demand for our EV-DO products in the fourth quarter of 2009,” Battat said. “We expect to start shipping upgrades of our version 8.0 software in conjunction with the closing of the Ericsson/Nortel transaction, which we now expect to occur in November. As a result, we expect fourth quarter 2009 EV-DO Billings to be higher than the fourth quarter of 2008, and second half EV-DO shipments to be higher than the first half of this year.”

Comments on Femtocell Products

“The femtocell’s time has come,” Battat said. “We have been awarded several commercial deployments around the world with contracts in place and purchase commitments for significant volumes in 2010 and beyond. Both our CDMA and UMTS femtocell products are in the final stages of software development and testing, with commercial production starting late this quarter and ramping in the first quarter of 2010. We expect operator launches with Airvana products, especially in North America and Asia, starting in the first half of 2010.”

Business and Financial Outlook

“We expect fourth quarter 2009 Billings to be in the range of $44 million to $46 million, compared with $39.8 million in the fourth quarter of 2008. We expect full-year shipments to be in the range of $147 million to $149 million, compared with $146.8 million in 2008,” Battat said. “This outlook is based on our current expectation that the Nortel/Ericsson transaction closes in November and is exclusive of collection of pre-bankruptcy filing outstanding invoices to Nortel. We expect GAAP revenue in the range of $38 million to $40 million, compared with revenue of $63.3 million in the fourth quarter of the prior year. For full-year 2009, we expect revenue in the range of $55 million to $57 million, compared with revenue of $138.2 million in 2008.

“We have a lot of software in the development pipeline for our EV-DO customers,” Battat said. “We expect to deliver three major releases in 2010.”

“We expect to ship limited quantities of femtocell pre-production units in the fourth quarter of 2009, and we expect femtocell products to represent less than 10% of Billings for the fourth quarter of 2009 and the full year,” Battat said. “We expect to start volume production of femtocell products in the fourth quarter of 2009 with shipments ramping significantly in 2010.”

Conference Call Details

Airvana will host a conference call today at 8:30 a.m. (ET) to discuss its financial results, highlights of the quarter, business strategy and financial outlook. The conference call and accompanying slide presentation will be webcast live on the Internet and can be accessed on the Investor Relations section of Airvana’s website (www.airvana.com). The conference call can also be accessed by dialing (877) 709-8155 or (201) 689-8881. A replay of the webcast will be archived on Airvana’s website.

Non-GAAP Financial Measures

To supplement Airvana’s condensed consolidated financial statements presented on a GAAP basis, Airvana uses non-GAAP Billings measures of operating results, gross profit on Billings and operating profit on Billings, which include changes in deferred revenue and deferred costs in a period. These non-GAAP financial measures are presented with the intent of providing both management and investors with a more complete understanding of Airvana’s underlying operating performance and trends. Airvana believes that these non-GAAP financial measures enhance the overall understanding of its past financial performance and also its prospects for the future. These non-GAAP measures provide an indication of Airvana’s financial results based upon sales activity in the period and are considered by management for the purpose of making operational decisions. In addition, these non-GAAP measures are the primary indicators that management uses as a basis for Airvana’s planning and forecasting of future periods.

Management uses the following non-GAAP measures (detailed in Exhibits 1, 3 and 4) as a supplement to GAAP revenue and cash flow from operations in evaluating Airvana’s performance:

•	Product and Service Billings (“Billings”) reflects the amount invoiced for products and services in a period and equals GAAP revenue plus the change in deferred revenue in the period.

•	Costs Related to Billings reflects the cost directly attributable to Billings in a period and equals GAAP cost of revenue plus the change in deferred cost in the period.

•	Gross Profit on Billings reflects Billings less costs related to Billings in the period.

•	Operating Profit on Billings reflects Gross Profit on Billings less GAAP operating expenses in the period.

Management believes investors may find these measures useful for understanding Airvana’s operations, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP. Exhibits 1, 2, 3 and 4 reconcile all non-GAAP metrics to the corresponding financial statement items as determined in accordance with GAAP for all periods presented.

About Airvana, Inc.

Airvana helps operators transform the mobile experience for users worldwide. The company’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver compelling and consistent broadband services to mobile subscribers, wherever they are. Airvana’s products are deployed in 70 commercial networks on six continents. The company is headquartered in Chelmsford, Mass., USA, with offices worldwide. For more information, please visit www.airvana.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Airvana, including without limitation, expectations related to its development of femtocell alliances, its shipments during future periods, its invoiced amounts, Billings and revenue for future periods, its relationship with Nortel and Telefon AB L.M. Ericsson, as successor owner of Nortel’s CDMA business, and the closing of Ericsson’s purchase of Nortel’s CDMA business, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “continue,” “outlook” and similar terms. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation Airvana’s ability to secure court approval for payment of its outstanding invoices to Nortel, Airvana’s ability to maintain its relationship with the successor owner of Nortel’s CDMA business, the timing and rate of femtocell market acceptance and growth, operator femtocell deployment plans, the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the fluctuation of its past operating results and its reliance on sales through Nortel for a significant portion of its revenues and product and service Billings and other factors discussed in Airvana’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments may cause its views to change. While Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.

Investor contact:

David Reichman
Sharon Merrill Associates
617-542-5300
AIRV@InvestorRelations.com

Airvana, Inc.
GAAP Consolidated Statements of Operations
Comparative Financial Results
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 27,	September 28,	September 27,
	2008	2009	2008	2009
Revenue:
Product	$5,362	$242	$65,679	$8,518
Service	2,885	2,484	9,225	8,351

Total revenue	8,247	2,726	74,904	16,869

Cost of revenue:
Product	426	359	1,860	1,227
Service	2,226	2,541	6,032	7,622

Total cost of revenue	2,652	2,900	7,892	8,849

Gross profit (loss)	5,595	(174)	67,012	8,020
Gross margin	68%	-6%	89%	48%

Operating expenses:
Research and development	18,859	18,443	56,209	54,202
Selling and marketing	3,809	4,245	11,212	12,345
General and administrative	2,281	3,438	6,675	8,311

Total operating expenses	24,949	26,126	74,096	74,858

Operating loss	(19,354)	(26,300)	(7,084)	(66,838)
Interest income, net	1,505	426	5,882	3,092

Loss before income tax expense	(17,849)	(25,874)	(1,202)	(63,746)

Income tax (benefit) expense	(5,404)	(9,019)	2,354	(25,655)

Net loss	$(12,445)	$(16,855)	$(3,556)	$(38,091)

Net loss per common share:
Basic	$(0.19)	$(0.27)	$(0.06)	$(0.61)

Diluted	$(0.19)	$(0.27)	$(0.06)	$(0.61)

Weighted average common shares outstanding:
Basic	64,965	62,341	64,487	62,417

Diluted	64,965	62,341	64,487	62,417

Exhibit 1
Airvana, Inc.
GAAP to Non-GAAP Product and Service Billings Reconciliation
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 28, 2008			Three Months Ended September 27, 2009
		Deferral	Adjusted GAAP		Deferral	Adjusted GAAP	Pro Forma Nortel	Pro Forma
	GAAP	Adjustments	Results	GAAP	Adjustments	Results	Adjustments (1)	Results (1)

Revenue	$8,247	$34,738	$42,985	$2,726	$28,522	$31,248	$—	$31,248
Cost of revenue	2,652	1,043	3,695	2,900	1,390	4,290	—	4,290

Gross profit (loss)	5,595	33,695	39,290	(174)	27,132	26,958	—	26,958
Gross margin	68%		91%	-6%		86%		86%
Operating expenses	24,949	—	24,949	26,126	—	26,126	—	26,126

Operating (loss) income from operations	(19,354)	33,695	14,341	(26,300)	27,132	832	—	832
Operating margin	-235%		33%	-965%		3%		3%
Stock-based compensation	1,278	—	1,278	1,687	—	1,687	—	1,687

Operating (loss) income excluding stock compensation	$(18,076)	$33,695	$15,619	$(24,613)	$27,132	$2,519	$—	$2,519
Operating margin excluding stock compensation	-219%		36%	-903%		8%		8%

	Nine Months Ended September 28, 2008			Nine Months Ended September 27, 2009
		Deferral	Adjusted GAAP		Deferral	Adjusted GAAP	Pro Forma Nortel	Pro Forma
	GAAP	Adjustments	Results	GAAP	Adjustments	Results	Adjustments (1)	Results (1)

Revenue	$74,904	$32,156	$107,060	$16,869	$71,847	$88,716	$14,624	$103,340
Cost of revenue	7,892	1,347	9,239	8,849	4,669	13,518	—	13,518

Gross profit	67,012	30,809	97,821	8,020	67,178	75,198	14,624	89,822
Gross margin	89%		91%	48%		85%		87%
Operating expenses	74,096	—	74,096	74,858	—	74,858	—	74,858

Operating (loss) income from operations	(7,084)	30,809	23,725	(66,838)	67,178	340	14,624	14,964
Operating margin	-9%		22%	-396%		0%		14%
Stock-based compensation	3,542	—	3,542	4,500	—	4,500	—	4,500

Operating (loss) income excluding stock compensation	$(3,542)	$30,809	$27,267	$(62,338)	$67,178	$4,840	$14,624	$19,464
Operating margin excluding stock compensation	-5%		25%	-370%		5%		19%

Note (1):
On January 14, 2009, Nortel filed for bankruptcy protection. For the nine months ended September 27, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $14,624, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded this amount from deferred revenue and from accounts receivable as of September 27, 2009. These amounts will be accounted for on a cash basis if and when collected.

Airvana, Inc.
Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 28,	September 27,
	2008	2009
ASSETS

Current assets
Cash and cash equivalents	$30,425	$12,819
Investments	197,941	163,484
Restricted investments	—	210
Accounts receivable	3,354	18,436
Deferred product cost	1,913	3,017
Prepaid taxes & deferred tax assets, net	2,168	28,909
Prepaid expenses and other current assets	2,758	3,861

Total current assets	238,559	230,736

Property and equipment	14,425	17,822
Less: accumulated depreciation and amortization	9,603	12,039

Property and equipment, net	4,822	5,783

Deferred product and service cost, long-term	1,300	4,865
Long-term investments	—	29,023
Prepaid taxes & deferred tax assets, net	956	3,758
Restricted investments	193	193
Goodwill and intangible assets, net	11,096	10,295
Other assets	410	877

Total assets	$257,336	$285,530

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,455	$3,159
Accrued expenses and other current liabilities	14,365	12,074
Accrued income taxes	1,897	954
Deferred revenue	61,310	124,260

Total current liabilities	82,027	140,447

Deferred revenue, long-term	5,550	14,447
Other liabilities	1,174	783
Accrued income taxes	5,703	6,025

Total long-term liabilities	12,427	21,255

Stockholders’ equity:
Common stock	63	63
Additional paid-in capital	186,824	185,861
Accumulated deficit	(24,005)	(62,096)

Total stockholders’ equity	162,882	123,828

Total liabilities and stockholders’ equity	$257,336	$285,530

Exhibit 2
Airvana, Inc.
2009 GAAP to Pro Forma Balance Sheet Reconciliation
(Amounts in thousands)
(Unaudited)

		Pro Forma	Pro Forma
	September 27,	Nortel	September 27,
	2009	Adjustments (1)	2009 (1)
ASSETS

Current assets
Cash and cash equivalents	$12,819	$—	$12,819
Investments	163,484	—	163,484
Restricted investments	210	—	210
Accounts receivable	18,436	36,442	54,878
Deferred product cost	3,017	—	3,017
Prepaid taxes & deferred tax assets, net	28,909	—	28,909
Prepaid expenses and other current assets	3,861	—	3,861

Total current assets	230,736	36,442	267,178

Property and equipment	17,822	—	17,822
Less: accumulated depreciation and amortization	12,039	—	12,039

Property and equipment, net	5,783	—	5,783

Deferred product cost, long-term	4,865	—	4,865
Long-term investments	29,023	—	29,023
Deferred tax assets	3,758	—	3,758
Restricted investments	193	—	193
Goodwill and intangible assets, net	10,295	—	10,295
Other assets	877	—	877

Total assets	$285,530	$36,442	$321,972

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$3,159	$—	$3,159
Accrued expenses and other current liabilities	12,074	—	12,074
Accrued income taxes	954	—	954
Deferred revenue	124,260	36,332	160,592

Total current liabilities	140,447	36,332	176,779

Deferred revenue, long-term	14,447	—	14,447
Other liabilities	783	—	783
Accrued income taxes	6,025	—	6,025

Total long-term liabilities	21,255	—	21,255

Stockholders’ equity:
Common stock	63	—	63
Additional paid-in capital	185,861	—	185,861
Accumulated deficit	(62,096)	110	(61,986)

Total stockholders’ equity	123,828	110	123,938

Total liabilities and stockholders’ equity	$285,530	$36,442	$321,972

Note (1):
On January 14, 2009, Nortel filed for bankruptcy protection. As of September 27, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $110 from accumulated deficit, $36,332 from deferred revenue, and $36,442 from accounts receivable as of September 27, 2009. These amounts will be accounted for on a cash basis if and when collected.

Airvana, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28,	September 27,	September 28,	September 27,
	2008	2009	2008	2009
Operating activities
Net loss	$(12,445)	$(16,855)	$(3,556)	$(38,091)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	814	832	2,435	2,410
Amortization of intangible assets	267	267	801	801
Stock-based compensation	1,278	1,687	3,542	4,500
Deferred tax (expense) benefit	(5,404)	(14,823)	2,354	(14,365)
Excess tax benefit related to exercise of stock options	(481)	(892)	(1,978)	(1,792)
Amortization of investments	(971)	477	(3,381)	5
Unrealized gain on forward foreign currency exchange contracts	—	513	—	(188)
Amortization of leasehold incentive	(130)	(131)	(391)	(391)
Changes in operating assets and liabilities:
Accounts receivable	(152)	(8,943)	6,078	(15,082)
Deferred cost	(1,043)	(1,390)	(1,347)	(4,669)
Prepaid taxes	(8,877)	5,170	(8,762)	(13,386)
Prepaid expenses and other current assets	(960)	121	(177)	(915)
Accounts payable	1,027	413	(1,187)	(1,296)
Accrued expenses and other current liabilities	4,535	(734)	2,624	(2,286)
Accrued income taxes	(125)	415	(15,901)	(621)
Deferred revenue	34,738	28,522	32,156	71,847

Net cash provided by (used in) operating activities	12,071	(5,351)	13,310	(13,519)

Investing activities
Purchases of property and equipment	(534)	(784)	(1,567)	(3,371)
Purchase of investments	(72,834)	(53,793)	(248,627)	(192,861)
Maturities of investments	83,490	52,500	231,299	198,290
Restricted investments	—	—	—	(210)
Investments sold	—	—	16,631	—
Other assets	32	(456)	51	(467)

Net cash provided by (used in) investing activities	10,154	(2,533)	(2,213)	1,381

Financing activities
Payments on long-term debt	(7)	—	(119)	—
Payments of cash dividend	(21)	—	(71)	(5)
Purchase and retirement of treasury stock	(3,547)	(369)	(3,547)	(9,291)
Excess tax benefit related to exercise of stock options	481	892	1,978	1,792
Proceeds from exercise of stock options	733	870	2,219	2,036

Net cash provided by (used in) financing activities	(2,361)	1,393	460	(5,468)

Effect of exchange rates on cash and cash equivalents	144	—	216	—

Net increase (decrease) in cash and cash equivalents	20,008	(6,491)	11,773	(17,606)
Cash and cash equivalents at beginning of period	35,312	19,310	43,547	30,425

Cash and cash equivalents at end of period	$55,320	$12,819	$55,320	$12,819

Exhibit 3
Airvana, Inc.
Select Quarterly Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)
(Unaudited)

	Three Months Ended
								Pro Forma Nortel	Pro Forma	Pro Forma Nortel	Pro Forma	Pro Forma Nortel	Pro Forma	Pro Forma Nortel	Pro Forma
	Mar 30,	Jun 29,	Sep 28,	Dec 28,	Mar 29,	Jun 28,	Sep 27,	Adjustments	Dec 28,	Adjustments	Mar 29,	Adjustments	Jun 28,	Adjustments	Sep 27,
	2008	2008	2008	2008	2009	2009	2009	Dec 28, 2008 (1)	2008 (1)	Mar 29, 2009 (2)	2009 (2)	Jun 28, 2009 (3)	2009 (3)	Sep 27, 2009 (4)	2009 (4)
GAAP Financial Metrics
Total revenue	$7,638	$59,019	$8,247	$63,269	$9,263	$4,880	$2,726	$55	$63,324	$55	$9,318	$—	$4,880	$—	$2,726
Cost of revenue	1,913	3,327	2,652	3,570	2,547	3,402	2,900		3,570		2,547		3,402		2,900

Gross profit	5,725	55,692	5,595	59,699	6,716	1,478	(174)	55	59,754	55	6,771	—	1,478	—	(174)
Operating expenses	24,910	24,237	24,949	24,639	23,946	24,786	26,126		24,639		23,946		24,786		26,126

Operating (loss) profit	$(19,185)	$31,455	$(19,354)	$35,060	$(17,230)	$(23,308)	$(26,300)	$55	$35,115	$55	$(17,175)	$—	$(23,308)	$—	$(26,300)

Net cash (used in) provided by operating activities	(2,446)	3,685	12,071	(741)	(24,335)	16,167	(5,351)	—	(741)	—	(24,335)	—	16,167	—	—
Cash, cash equivalents and investments	220,969	227,491	237,814	228,366	198,394	211,001	205,326	—	228,366	—	198,394	—	211,001	—	—
Accounts receivable	11,039	7,941	8,093	3,354	13,105	9,493	18,436	21,818	25,172	36,442	49,547	36,442	45,935	36,442	54,878
Days sales outstanding (a)	27	28	17	17	61	23	54	—	57	—	132	—	110	—	160
Deferred revenue — end of period	110,136	77,396	112,134	66,860	77,124	110,185	138,707	21,763	88,623	36,332	113,456	36,332	146,517	36,332	175,039
Deferred product cost — end of period	1,651	1,354	2,397	3,213	4,694	6,492	7,882	—	3,213	—	4,694	—	6,492	—	7,882

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$7,638	$59,019	$8,247	$63,269	$9,263	$4,880	$2,726	$55	$63,324	$55	$9,318	$—	$4,880	$—	$2,726
Less: deferred revenue from acquisition	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Deferred revenue at end of period	110,136	77,396	112,134	66,860	77,124	110,185	138,707	21,763	88,623	36,332	113,456	36,332	146,517	36,332	175,039
Less: deferred revenue at beginning of period	(79,978)	(110,136)	(77,396)	(112,134)	(66,860)	(77,124)	(110,185)	—	(112,134)	(21,763)	(88,623)	(36,332)	(113,456)	(36,332)	(146,517)

Product and service billings, “Billings” (non-GAAP)	37,796	26,279	42,985	17,995	19,527	37,941	31,248	21,818	39,813	14,624	34,151	—	37,941	—	31,248

Cost of revenue (GAAP)	1,913	3,327	2,652	3,570	2,547	3,402	2,900	—	3,570	—	2,547	—	3,402	—	2,900
Deferred product cost at end of period	1,651	1,354	2,397	3,213	4,694	6,492	7,882	—	3,213	—	4,694	—	6,492	—	7,882
Less: deferred product cost at beginning of period	(1,050)	(1,651)	(1,354)	(2,397)	(3,213)	(4,694)	(6,492)	—	(2,397)	—	(3,213)	—	(4,694)	—	(6,492)

Cost related to Billings (non-GAAP)	2,514	3,030	3,695	4,386	4,028	5,200	4,290	—	4,386	—	4,028	—	5,200	—	4,290

Gross profit on Billings (non-GAAP) (b)	35,282	23,249	39,290	13,609	15,499	32,741	26,958	21,818	35,427	14,624	30,123	—	32,741	—	26,958
Gross margin on Billings (non-GAAP) (c)	93%	88%	91%	76%	79%	86%	86%		89%		88%		86%		86%

Total operating expenses (GAAP)	24,910	24,237	24,949	24,639	23,946	24,786	26,126	—	24,639	—	23,946	—	24,786	—	26,126

Operating profit (loss) on Billings (non-GAAP) (d)	$10,372	$(988)	$14,341	$(11,030)	$(8,447)	$7,955	$832	$21,818	$10,788	$14,624	$6,177	$—	$7,955	$—	$832
% operating profit (loss) on Billings (non-GAAP)	27%	-4%	33%	-61%	-43%	21%	3%		27%		18%		21%		3%
Total interest & other income, net (GAAP)	2,585	1,792	1,505	1,358	1,124	1,542	426		1,358		1,124		1,542		426

Profit (loss) before tax on Billings (non-GAAP) (e)	$12,957	$804	$15,846	$(9,672)	$(7,323)	$9,497	$1,258	$21,818	$12,146	$14,624	$7,301	$—	$9,497	$—	$1,258
% profit (loss) before tax on Billings (non-GAAP)	34%	3%	37%	-54%	-38%	25%	4%		31%		21%		25%		4%

Stock-based compensation included in operating expense	$1,085	$1,179	$1,278	$1,302	$1,371	$1,442	$1,687	$—	$1,302	$—	$1,371	$—	$1,442	$—	$1,687
Acquisition costs included in operating expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Profit (loss) before tax on Billings excluding stock-based compensation (non-GAAP) (e)	$14,042	$1,983	$17,124	$(8,370)	$(5,952)	$10,939	$2,945		$13,448	$14,624	$8,672	$—	$10,939	$—	$2,945
% profit (loss) before tax on Billings excluding stock-based compensation (non-GAAP) (e)	37%	8%	40%	-47%	-30%	29%	9%		34%		25%		29%		9%

Note (1):
On January 14, 2009, Nortel filed for bankruptcy protection. As of December 28, 2008, Airvana had outstanding invoices to Nortel of $21,818, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis if and when collected.

Note (2):
On January 14, 2009, Nortel filed for bankruptcy protection. As of March 29, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $36,332 from deferred revenue, and $36,442 from accounts receivable as of March 29, 2009. These amounts will be accounted for on a cash basis if and when collected.

Note (3):
On January 14, 2009, Nortel filed for bankruptcy protection. As of June 28, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $36,332 from deferred revenue and $36,442 from accounts receivable as of June 28, 2009. These amounts will be accounted for on a cash basis if and when collected.

Note (4):
On January 14, 2009, Nortel filed for bankruptcy protection. As of September 27, 2009, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $36,442, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $36,332 from deferred revenue and $36,442 from accounts receivable as of September 27, 2009. These amounts will be accounted for on a cash basis if and when collected.

(a)	Days sales outstanding (DSO) equals the accounts receivable divided by Billings (non-GAAP) multiplied by 91 (days in the period).

(b)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(c)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(d)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.

(e)	Profit (loss) before tax on Billings equals Billings less cost related to Billings, less total operating expenses plus interest income, net, plus cumulative change in accounting principle.

Exhibit 4
Airvana, Inc.
Select Annual Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)

	Fiscal Year Ended
								Pro Forma Nortel	Pro
								Adjustments	Forma
	2002	2003	2004	2005	2006	2007	2008	2008 (1)	2008 (1)
								(unaudited)	(unaudited)
GAAP Financial Metrics
Total revenue	$4,567	$6,978	$3,617	$2,347	$170,270	$305,786	$138,173	$55	$138,228
Cost of revenue	2,764	5,537	4,453	6,533	45,295	41,904	11,462		11,462

Gross (loss) profit	1,803	1,441	(836)	(4,186)	124,975	263,882	126,711	55	126,766
Operating expenses									—
Research & development	17,408	10,089	22,040	42,922	55,073	76,638	74,826		74,826
Sales & marketing	4,005	3,582	4,665	5,237	7,729	12,055	14,933		14,933
General & administrative	1,484	1,201	2,068	3,253	5,068	7,453	8,976		8,976
In-process R&D	—	—	—	—	—	2,340	—		—

Total operating expenses	22,897	14,872	28,773	51,412	67,870	98,486	98,735		98,735

Operating (loss) profit	$(21,094)	$(13,431)	$(29,609)	$(55,598)	$57,105	$165,396	$27,976	$55	$28,031

Net cash provided by (used in) operating activities	(18,600)	(1,687)	43,028	67,390	25,138	91,771	12,569	—	12,569
Cash, cash equivalents and investments	27,000	33,745	72,321	135,470	160,123	221,963	228,366	—	228,366
Deferred revenue — end of period	5,837	15,519	118,051	273,124	243,418	79,978	66,860	21,763	88,623
Deferred product cost — end of period	2,183	3,949	28,196	66,966	34,214	1,050	3,213	—	3,213

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$4,567	$6,978	$3,617	$2,347	$170,270	$305,786	$138,173	$55	$138,228
Less: deferred revenue from acquisition	—	—	—	—	—	(171)	—	—	—
Deferred revenue at end of period	5,837	15,519	118,051	273,124	243,418	79,978	66,860	21,763	88,623
Less: deferred revenue at beginning of period	—	(5,837)	(15,519)	(118,051)	(273,124)	(243,418)	(79,978)	—	(79,978)

Product and service billings, “Billings” (non-GAAP)	10,404	16,660	106,149	157,420	140,564	142,175	125,055	21,818	146,873

Cost of revenue (GAAP)	2,764	5,537	4,453	6,533	45,295	41,904	11,462	—	11,462
Deferred product cost at end of period	2,183	3,949	28,196	66,966	34,214	1,050	3,213	—	3,213
Less: deferred product cost at beginning of period	—	(2,183)	(3,949)	(28,196)	(66,966)	(34,214)	(1,050)	—	(1,050)

Cost related to Billings (non-GAAP)	4,947	7,303	28,700	45,303	12,543	8,740	13,625	—	13,625

Gross profit on Billings (non-GAAP) (a)	5,457	9,357	77,449	112,117	128,021	133,435	111,430	21,818	133,248
Gross margin on Billings (non-GAAP) (b)	52%	56%	73%	71%	91%	94%	89%		91%

Operating expenses (GAAP):
Research & development	17,408	10,089	22,040	42,922	55,073	76,638	74,826	—	74,826
% research & development expense on Billings	167%	61%	21%	27%	39%	54%	60%		51%
Sales & marketing	4,005	3,582	4,665	5,237	7,729	12,055	14,933	—	14,933
% sales & marketing expense on Billings	38%	22%	4%	3%	5%	8%	12%		10%
General & administrative	1,484	1,201	2,068	3,253	5,068	7,453	8,976	—	8,976
% general & administrative expense on Billings	14%	7%	2%	2%	4%	5%	7%		6%
In-process R&D	—	—	—	—	—	2,340	—	—	—
% in-process R&D expense on Billings	0%	0%	0%	0%	0%	2%	0%		0%

Total operating expenses (GAAP)	22,897	14,872	28,773	51,412	67,870	98,486	98,735	—	98,735

% total operating expenses (GAAP)	220%	89%	27%	33%	48%	69%	79%		67%
Operating profit (loss) on Billings (non-GAAP) (c)	$(17,440)	$(5,515)	$48,676	$60,705	$60,151	$34,949	$12,695	$21,818	$34,513
% operating profit (loss) on Billings (non-GAAP)	-168%	-33%	46%	39%	43%	25%	10%		23%

Total interest & other income, net (GAAP)	101	(93)	485	3,459	6,602	9,845	7,240	—	7,240
Cumulative effect of change in accounting principle (GAAP)	—	—	—	—	(330)	—	—		—

Profit (loss) before tax on Billings (non-GAAP) (d)	$(17,339)	$(5,608)	$49,161	$64,164	$66,423	$44,794	$19,935	$21,818	$41,753
% profit (loss) before tax on Billings (non-GAAP)	-167%	-34%	46%	41%	47%	32%	16%		28%
Stock-based compensation included in operating expense	$—	$—	$—	$—	$800	$2,996	$4,844	$—	$4,844
Acquisition costs included in operating expense	—	—	—	—	—	$2,340		—	$—

Note (1):
On January 14, 2009, Nortel filed for bankruptcy protection. As of December 28, 2008, Airvana had pre-bankruptcy filing outstanding invoices to Nortel of $21,818, the collection of which is subject to Nortel’s bankruptcy process. As a result, Airvana has excluded $55 from revenue, $21,763 from deferred revenue, and $21,818 from accounts receivable as of December 28, 2008. These amounts will be accounted for on a cash basis if and when collected.

(a)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(b)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(c)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.

(d)	Profit (loss) before tax on Billings equals Billings less cost related to Billings, less total operating expenses plus interest income, net, plus cumulative change in accounting principle.